EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 2000 (except with respect to the matters discussed in Note 18, as to which the date is March 8, 2000), included or incorporated by reference in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP


Los Angeles, California
February 12, 2001